EXHIBIT 99.1

Contacts:

Thad Trent

EVP Finance & Administration and CFO

(408) 943-2925

Joseph L. McCarthy

Director, Corporate Communications

(408) 943-2902

For Immediate Release

Cypress Reports Third Quarter 2015 Results

SAN JOSE, Calif., October 22, 2015- Cypress Semiconductor Corp. (NASDAQ: CY) today announced its third quarter 2015 results, which included the remarks below from its president and CEO, T.J. Rodgers. Highlights for the quarter included (financial highlights are based on non-GAAP results, unless otherwise noted):

•	Revenue of $470.1 million
•	Gross margin of 41.2% in line with expectations
•	Earnings per share of $0.17- highest quarterly earnings in four years for the combined pro forma Company
•	$120.3 million in annualized synergies realized, synergies are ahead of plan
•	Completed divestiture of mobile touch business, proceeds received of $98.6 million
•	Dividend of $36.7 million ($0.11 per share, equivalent to 5.1% annualized yield) paid

Fellow shareholders:

Our revenue and earnings for the quarter are given below, compared with those of the prior quarter and prior year*:

(In thousands, except per-share data)

	NON-GAAP		GAAP
	Q3 2015	Q2 2015	Q3 2015	Q2 2015
Revenue	470,060	491,028	$463,810	$484,778
Gross margin	41.2%	41.0%	34.6%	28.5%
Pretax margin	13.2%	11.4%	6.9%	-18.1%
Net income (loss)	$60,040	$52,870	$30,312	$(90,051)
Diluted EPS (loss)	$0.17	$0.15	$0.09	$(0.27)

“Third quarter revenue declined 4.3% sequentially in a softening semiconductor market. Our pretax profit increased 10.6% quarter-on-quarter, driven in part by continued integration progress in the wake of our merger with Spansion, which led to a 7.9% reduction in operating expenses. We achieved $120.3 million in annualized synergies from the merger as of the end of the third quarter and are ahead of our three-year plan to achieve $160 million in annualized synergies.

Despite the current semiconductor industry environment, we made progress selling into fast-growing segments of the Automotive, Industrial, Home Appliance and Internet of Things (IoT) markets plus applications using the USB Type-C standard, which provides power and data from a single plug.

Our new $450 million stock buyback program, announced today, underscores our confidence in our business model and our continued commitment to return capital to our shareholders through the combination of stock buybacks and our quarterly dividend. Since 2008, Cypress has returned more than $4.2 billion in capital to shareholders.”

BUSINESS REVIEW

+ Our non-GAAP consolidated gross margin for the second quarter was 41.2%, meeting our expectations at this point in the merger. Excluding our systems-based Emerging Technologies Division (ETD), our core semiconductor gross margin was 42.0%.

+ Net inventory at the end of the third quarter was $279.0 million, down $21.9 million from the second quarter, based on our lean inventory initiative, which will run through the third quarter of 2016. This initiative includes running our fab capacity at roughly 60%, which in turn will keep our reported gross margin at around 40% until inventory improves in the second half of 2016.

+ Cypress announced that its Board of Directors approved a quarterly cash dividend of $0.11 per share, payable to holders of record of the company’s common stock as of the close of business on September 24, 2015. This dividend was paid on October 15, 2015.

FOURTH QUARTER 2015 FINANCIAL OUTLOOK

For the fourth quarter of 2015, Cypress estimates non-GAAP financial results as follows:  net sales in the range of $430 million to $460 million, gross margin of 41%, and diluted EPS in the range of $0.11 to $0.15. These estimates exclude amortization of intangibles of approximately $32 million, equity compensation expense of approximately $25 million, and restructuring charges, depreciation or amortization related to accounting for the Spansion merger of approximately $37 million.

NET SALES SUMMARY

(In thousands, except percentages)

(Unaudited)

	THREE MONTHS ENDED
	September 27,	June 28,	Sequential
Business Unit	2015	2015	Change
PSD[1]	$178,503	$202,806	(12)%
MPD[1,3]	$260,897	$261,407	(0)%
DCD[1]	$17,617	$19,087	(8)%
ETD [2]	$13,043	$7,728	69%
Total	$470,060	$491,028	-4%
Geographic
China and ROW	39%	41%	(5)%
Americas	14%	11%	27%
Europe	14%	14%	0%
Japan	33%	34%	-3%
Total	100%	100%	0%
Channel
Distribution	71%	72%	(1)%
Direct	29%	28%	4%
Total	100%	100%	0%

1. PSD, Programmable Systems Division; DCD, Data Communications Division; MPD, Memory Products Division.

2. ETD, Emerging Technologies Division includes businesses outside our core semiconductor businesses named in Footnote 1. ETD includes subsidiaries AgigA Tech Inc., Deca Technologies Inc., and our foundry business unit.

3. Our net sales for the second and third quarters of 2015 and our estimates for the fourth quarter of 2015 include $6.25 million of legacy Spansion non-GAAP licensing revenue in MPD, APAC region and direct channel.

THIRD QUARTER 2015 HIGHLIGHTS

+ Cypress introduced a family of single-chip Energy Harvesting Power Management Integrated Circuits (PMICs). When paired with Cypress’s wireless EZ-BLE™ PRoC™ modules, the new PMICs provide a complete solution that enables solar-powered, wireless sensors in smart home, commercial building, factory automation and agriculture applications that are part of the Internet of Things (IoT).

+ Cypress introduced its Automotive TrueTouch® CYAT8168X controller family, a capacitive touchscreen solution that enables infotainment screen sizes up to 15 inches with industry-leading water tolerance and immunity to the electromagnetic interference (EMI) in cars, buses and trucks. The controllers deliver a flawless user experience even with water droplets, condensation or sweat on the touchscreen and provide industry-leading glove touch, which allows drivers to operate the touchscreen even with gloves up to 5-mm thick.

+ Cypress introduced the EZ-BLE PSoC® module, the market’s first Bluetooth Low Energy solution to integrate programmable analog and digital blocks in a fully-certified Bluetooth Smart module. The compact module is pre-certified, simplifying design and accelerating time-to-market for designers of IoT applications such as sports and fitness monitors, medical devices, wearable electronics, home automation and game controllers. Some 61% of all Bluetooth Smart devices introduced in 2014 used BLE Modules, due to their ease of use.

+ Cypress introduced a high-throughput, low-power EZ-USB® GX3™ controller for adapter cables that adds Gigabit Ethernet (GigE) connectivity to USB 3.0 laptops, tablets, docking stations, set-top boxes and smart TVs.

+ Cypress announced that the USB Implementers Forum (USB-IF) has certified its EZ-PD™ CCG1 and EZ-PD CCG2 USB Power Delivery (PD) controllers for a variety of USB Type-C™ applications. EZ-PD controllers address the new wave of USB Type-C notebook computers and their power adapters, monitors, docking stations, cables and cable adapters (dongles).

+ Cypress and Fujitsu Electronics Incorporated (FEI) finalized an agreement that significantly expands FEI’s role as a distribution partner for Cypress. The agreement provides FEI with access to the products covered by prior agreements with Spansion and adds access to Cypress’s entire product line. The agreement is expected to generate $500 million in sales over the next four quarters.

+ Cypress continued to bring innovative new memory products to market, introducing several products during the quarter, including a 256Mb HyperFlash™ NOR Flash memory—an addition to its HyperFlash portfolio of the industry’s fastest Flash memories—a 1Mb nonvolatile static random access memory (nvSRAM) with a Quad Serial Peripheral Interface (QSPI) for fail-safe data retention in industrial automation, computing and networking applications, and a SecureNAND™ Single-Level Cell (SLC) NAND Flash family for set-top boxes, point-of-sale systems, wearable electronics and other applications that require the highest levels of security. Cypress is the industry’s No. 1 seller of SRAM and NOR Flash memories.

+ Cypress completed the divestiture of its TrueTouch mobile touchscreen business to Parade Technologies, a leading supplier of video displays and interface ICs. Under the terms of the deal, Cypress will continue to provide TrueTouch touchscreen solutions to its focus markets: automotive, industrial and home appliance.

+ Cypress announced the debut of a regular blog by its president and chief executive officer, T.J. Rodgers. Once or twice a month, Rodgers will post on business, technology and management topics. Current posts and a blog repository will be available at www.cypress.com/ceo.

Follow Cypress Online

•	Read our Core & Code technical magazine and blog.
•	Join the Cypress Developer Community.
•	Follow @CypressSemi on Twitter.
•	Visit us on Facebook and LinkedIn.
•	Watch Cypress videos on our Video Library or YouTube.

ABOUT CYPRESS

Cypress (NASDAQ: CY) delivers high-performance, high-quality solutions at the heart of today’s most advanced embedded systems, from automotive, industrial and networking platforms to highly interactive consumer and mobile devices. With a broad, differentiated product portfolio that includes NOR flash memories, F-RAM™ and SRAM, Traveo™ microcontrollers, the industry’s only PSoC® programmable system-on-chip solutions, analog and PMIC Power Management ICs, CapSense® capacitive touch-sensing controllers, and Wireless BLE Bluetooth Low-Energy and USB connectivity solutions, Cypress is committed to providing its customers worldwide with consistent innovation, best-in-class support and exceptional system value. To learn more, go to www.cypress.com.

FORWARD-LOOKING STATEMENTS

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. We may use words such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” or other wording indicating future results or expectations to identify such forward-looking statements that include, but are not limited to, statements related to our estimated non-GAAP revenue, non-GAAP gross margin and non-GAAP EPS in our financial outlook, the expected timing and costs related to the integration of the company with Spansion as a result of our recent merger; our ability to execute on planned synergies related to the merger with Spansion; the semiconductor market; the strength and growth of our proprietary and programmable products; our expectations regarding our revenue growth and earnings leverage;  as well as our expectations regarding the demand for our products and how our products are expected to perform. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this release. Our actual results may differ materially due to a variety of uncertainties and risk factors, including, but not limited to, the risk that that future revenues, margins and earnings may not be achieved as expected; the state of and future of the global economy, business conditions and growth trends in the semiconductor market, our ability to effectively integrate our company with Spansion in a timely manner, our ability to attract and retain key personnel, whether our products perform as expected, whether the demand for our proprietary and programmable products is fully realized, our ability to manage our business to have strong earnings and significant revenue growth and reduce operating expenses, our ability to effectively implement third party wafer processes, the strength or softness of the markets we serve, our ability to maintain and improve our gross margins and realize our bookings, the seasonality of the markets we serve, the financial performance of our subsidiaries and Emerging Technologies Division, and other risks described in "Risk Factors" in our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. We assume no responsibility to update any such forward-looking statements.

Cypress, the Cypress logo, Spansion, the Spansion logo, and combinations thereof, PSoC, CapSense, EZ-USB and TrueTouch are registered trademarks and EZ-PD, EZ-BLE, PRoC, GX3, F-RAM, HyperBus, HyperFlash, SecureNAND and Traveo are trademarks of Cypress Semiconductor Corp. All other trademarks or registered trademarks are the property of their respective owners.

CYPRESS SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 27,	December 28,
	2015	2014
ASSETS
Cash, cash equivalents and short-term investments	$194,631	$118,812
Accounts receivable, net	293,832	75,984
Inventories, net (a)	279,007	88,227
Property, plant and equipment, net	459,040	237,763
Goodwill and other intangible assets, net	2,565,169	99,615
Other assets	290,253	122,880
Total assets	$4,081,932	$743,281
LIABILITIES AND EQUITY
Accounts payable	$145,757	$42,678
Deferred margin and allowances on sales to distributors	120,393	95,187
Income tax liabilities	60,117	21,494
Other liabilities	464,366	155,057
Long-term revolving credit facility	449,000	227,000
Total liabilities	1,239,633	541,416
Total Cypress stockholders' equity	2,849,994	207,757
Noncontrolling interest	(7,695)	(5,892)
Total equity	2,842,299	201,865
Total liabilities and equity	$4,081,932	$743,281
(a) Inventories include $3.9 million and $2.0 million of capitalized inventories related to stock-based compensation expense, 'as of September 27, 2015 'and December 28, 2014, respectively.

CYPRESS SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

ON A GAAP BASIS

(In thousands, except per-share data)

(Unaudited)

	Three Months Ended
	September 27,	June 28,
	2015	2015
Revenues	$463,810	$484,778
Cost of revenues	303,434	346,705
Gross margin	160,376	138,073
Operating expenses:
Research and development	$75,960	81,227
Selling, general and administrative	74,627	86,011
Acquisition costs and amortization of acquisition-related intangibles	32,359	41,758
Gain on divestiture of TrueTouch business	(66,472)	-
Restructuring charges	2,924	10,039
Total operating expenses, net	119,398	219,035
Operating income (loss)	$40,978	(80,962)
Interest and other income (loss), net	(8,884)	(6,794)
Income (loss) before income taxes	32,094	(87,756)
Income tax provision	2,303	2,934
Income (loss), net of taxes	29,791	(90,690)
Adjust for net loss attributable to noncontrolling interest	521	639
Net Income (loss) attributable to Cypress	$30,312	$(90,051)
Net Income (loss) per share attributable to Cypress:
Basic	$0.09	$(0.27)
Diluted	$0.09	$(0.27)
Cash dividend declared per share	$0.11	$0.11
Shares used in net income (loss) per share calculation:
Basic	335,299	333,334
Diluted	357,657	333,334

CYPRESS SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (a)

(In thousands, except per-share data)

(Unaudited)

	September 27,	% of	June 28,	% of
	2015	Revenue	2015	Revenue
GAAP Revenues	$463,810		$484,778
Revenue from intellectual property license (b)	6,250		6,250
Non-GAAP Revenues	$470,060		$491,028
GAAP gross margin	$160,376	34.6%	$138,073	28.5%
Stock-based compensation expense	4,357	0.9%	3,802	0.8%
Changes in value of deferred compensation plan	(326)	(0.1)%	46	—%
Impairment of assets, restructuring and other charges	(372)	(0.1)%	325	0.1%
Effect of Non-GAAP revenue from intellectual property license	6,250	0.8%	6,250	0.7%
Spansion merger costs and related amortization	23,164	5.0%	52,800	10.9%
Non-GAAP gross margin	$193,449	41.2%	$201,296	41.0%
GAAP research and development expenses	$75,960		$81,227
Stock-based compensation expense	(7,346)		(7,007)
Changes in value of deferred compensation plan	1,105		(153)
Impairment of assets, restructuring and other charges	(81)		(96)
Spansion merger costs and related amortization	(831)		(827)
Non-GAAP research and development expenses	$68,807		$73,144
GAAP selling, general and administrative expenses	$74,627		$86,011
Stock-based compensation expense	(13,253)		(16,859)
Changes in value of deferred compensation plan	1,959		(276)
Impairment of assets, restructuring and other charges	—		(36)
Legal and other	(443)		—
Spansion merger costs and related amortization	(2,376)		(1,634)
Non-GAAP selling, general and administrative expenses	$60,514		$67,206
GAAP operating income (loss)	$40,978		$(80,962)
Stock-based compensation expense	24,956		27,667
Gain from divestiture transaction	(66,472)		—
Ramtron acquisition-related expense	1,305		1,305
Changes in value of deferred compensation plan	(3,389)		474
Impairment of assets, restructuring and other charges	—		—
Legal and other	150		458
Effect of Non-GAAP revenue from intellectual property license	6,250		6,250
Spansion merger costs and related amortization	60,350		105,754
Non-GAAP operating income (loss)	$64,128		$60,946
GAAP pretax profit (loss)	$32,094	6.9%	$(87,756)	(18.1)%
Stock-based compensation expense	24,956	5.4%	27,667	5.7%
Gain from divestiture transaction	(66,472)	(14.3)%	—
Ramtron acquisition-related expense	1,305	0.3%	1,305	0.3%
Changes in value of deferred compensation plan	(50)	0.0%	(54)	—%
Impairment of assets, restructuring and other charges	—	0.0%	—	—%
Legal and other	151	0.0%	458	0.1%
Effect of Non-GAAP revenue from intellectual property license	6,250	1.2%	6,250	1.1%
Investment related losses (gains)	2,709	0.6%	(1,670)	(0.3)%
Tax-related, interest income, interest expense and other expenses	(1,157)	(0.2)%	2,586	0.5%
Losses from equity method investment	1,800	0.4%	1,459	0.3%
Spansion merger costs and related amortization	60,350	13.0%	105,754	21.8%
Non-GAAP pretax profit (loss)	$61,936	13.2%	$55,999	11.4%
GAAP net income (loss) attributable to Cypress	$30,312		$(90,051)
Stock-based compensation expense	24,956		27,667
Gain from divestiture transaction	(66,472)		—
Ramtron acquisition-related expense	1,305		1,305
Changes in value of deferred compensation plan	(50)		(53)
Impairment of assets, restructuring and other charges	—		—
Legal and other	151		458
Effect of Non-GAAP revenue from intellectual property license	6,250		6,250
Investment related losses (gains)	2,709		(1,670)
Tax-related, interest income, interest expense and other expenses	(1,271)		1,751
Losses from equity method investment	1,800		1,459

Spansion merger costs and related amortization	60,350	105,754
Non-GAAP net income attributable to Cypress	$60,040	$52,870
GAAP net income (loss) per share attributable to Cypress - diluted	$0.09	$(0.27)
Stock-based compensation expense	0.07	0.08
Gain from divestiture transaction	(0.18)	—
Ramtron acquisition-related expense	—	—
Effect of Non-GAAP revenue from intellectual property license	0.02	0.02
Investment related losses (gains)	0.01	(0.01)
Tax-related, interest income, interest expense and other expenses	—	0.01
Losses from equity method investment	0.01	—
Spansion merger costs and related amortization	0.17	0.32
Non-GAAP net income per share attributable to Cypress - diluted	$0.17	$0.15

(a) Refer to the accompanying “Notes to Non-GAAP Financial Measures” for a detailed discussion of management’s use of non-GAAP financial measures.

(b) Non-GAAP revenue includes $6.25 million of Samsung intellectual property licensing revenue, not included in GAAP revenue as a result of the effect of purchase accounting for the Spansion merger.

CYPRESS SEMICONDUCTOR CORPORATION

SUPPLEMENTAL FINANCIAL DATA

(In thousands)

(Unaudited)

	Three Months Ended
	September 27,	June 28,
	2015	2015
Selected Cash Flow Data (Preliminary):
Net cash provided by (used in) operating activities	$19,724	$(65,620)
Net cash provided by (used in) investing activities	$80,574	$(24,584)
Net cash provided by (used in) financing activities	$(30,679)	$66,763
Other Supplemental Data (Preliminary):
Capital expenditures	$12,748	$18,735
Depreciation	$36,665	$36,486
Payment of dividend	$36,748	$36,402
Dividend paid per share	$0.11	$0.11
Dividend yield per share (a)	5.1%	3.7%

(a) Dividend yield per share is calculated based on annualized dividend paid per share divided by the common stock share price at the end of the period.

CYPRESS SEMICONDUCTOR CORPORATION

CONSOLIDATED DILUTED EPS CALCULATION

(In thousands, except per-share data)

(Unaudited)

	Three Months Ended
	September 27,		June 28,
	2015		2015
	GAAP	Non-GAAP	GAAP	Non-GAAP
Net income (loss) attributable to Cypress	$30,312	$60,040	$(90,051)	$52,870
Weighted-average common shares outstanding (basic)	335,299	335,299	333,334	333,334
Effect of dilutive securities:
Stock options, unvested restricted stock and other	9,161	14,549	—	13,764
Impact of convertible bond	13,197	13,197	—	15,668
Weighted-average common shares outstanding for diluted computation	357,657	363,045	333,334	362,766
Net income (loss) per share attributable to Cypress - basic	$0.09	$0.18	$(0.27)	$0.16
Net income (loss) per share attributable to Cypress - diluted	$0.09	$0.17	$(0.27)	$0.15

	September 27,	June 28,
	2015	2015
Average stock price for the period ended	$10.64	$13.14
Common stock outstanding at period end (in thousands)	335,590	334,088

NOTES TO NON-GAAP FINANCIAL MEASURES

To supplement its consolidated financial results presented in accordance with GAAP, Cypress uses the following non-GAAP financial measures which are adjusted from the most directly comparable GAAP financial measures:

•	Revenue
•	Gross margin
•	Research and development expenses
•	Selling, general and administrative expenses
•	Operating income (loss)
•	Net income (loss)
•	Diluted net income (loss) per share

The non-GAAP measures set forth above exclude charges related to our merger with Spansion, stock-based compensation, and other adjustments.  Non-GAAP revenue includes the effect of revenue from an intellectual property license agreement.  Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of Cypress’s operations that, when viewed in conjunction with Cypress’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting Cypress’s business and operations.  Management uses these non-GAAP measures for strategic and business decision-making, internal budgeting, forecasting and resource allocation processes. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to Cypress’s historical operating results and comparisons to competitors’ operating results.  Pursuant to the requirements of Regulation G and to make clear to our investors the adjustments we make to GAAP measures, we have provided a reconciliation of the non-GAAP measures to the most directly comparable GAAP financial measures.